                              STATE OF CONNECTICUT
[COAT OF ARMS]
                              INSURANCE DEPARTMENT
-------------------------------------------------------------------------------
                           SPACE FOR OFFICE USE ONLY

                   FILING #0001917035 PG 01 OF 07 VOL B-00233
                      FILED 11/23/1998 12:20 PM PAGE 02562
                             SECRETARY OF THE STATE
                       CONNECTICUT SECRETARY OF THE STATE
-------------------------------------------------------------------------------
THIS IS TO CERTIFY, THAT

          - the redomestication of the Alpine Life Insurance Company, a New Jersey corporation, pursuant to Section 38a-58a Connecticut General Statutes is approved, and




          - the attached Certificate of Redomestication and Amended and Restated Certificate of Incorporation effecting its change of domicile and continuation of its original corporate existence are also approved.










                              WITNESS MY HAND AND OFFICIAL SEAL, AT HARTFORD,
                                            THIS 19TH DAY OF NOVEMBER, 1998


                                                /s/ George M. Reider, Jr.

                                                 Insurance Commissioner

                              ------------------------------------------
                              FILING #0001917035 PG 02 OF 07 VOL B-00233
                                 FILED 11/23/1998 12:20 PM PAGE 02563
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE
                              ------------------------------------------

STATE OF CONNECTICUT
COUNTY OF HARTFORD

     On this the 1st day of October, 1998, before me, Lenore J. Paoli, the above-signed officer, personally appeared Charles F. Shabunia, who acknowledged himself to be Vice President, of Alpine Life Insurance Company, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Charles F. Shabunia.


     In witness whereof I hereunto set my hand and official seal.



                                        /s/ Lenore J. Paoli
                                        --------------------------------
                                        Lenore J. Paoli, Notary Public

                         CERTIFICATE OF REDOMESTICATION

                               INSURANCE COMPANY
                      OFFICE OF THE SECRETARY OF THE STATE
   30 TRINITY STREET / P.O. BOX 150470 / HARTFORD, CT 06115-0470 / NEW 9-2-9
--------------------------------------------------------------------------------
                           SPACE FOR OFFICE USE ONLY

                              FILING #0001917035 PG 03 OF 07 VOL B-00233
                                 FILED 11/23/1998 12:20 PM PAGE 02564
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. NAME OF INSURANCE COMPANY:

    Alpine Life Insurance Company

--------------------------------------------------------------------------------

2. CHARTER HISTORY OF CORPORATION (INCLUDING DATE AND PLACE OF INCORPORATION, NAME CHANGE INFORMATION AND INFORMATION REGARDING CHANGE OF DOMICILE STATE):


   See Schedule "A" attached hereto and made a part hereof.












--------------------------------------------------------------------------------
                                  3. APPROVALS

THE CORPORATION'S REDOMESTICATION WAS APPROVED BY THE INSURANCE COMMISSIONER OF THE STATE OF

New Jersey                         .
-----------------------------------

THE CORPORATION'S REDOMESTICATION WAS APPROVED BY THE INSURANCE COMMISSIONER OF THE STATE OF CONNECTICUT AS DEMONSTRATED BY SUCH COMMISSIONER'S CERTIFICATE OF APPROVAL INCLUDED HEREWITH.

   (PLEASE REFERENCE AN 8 1/2 X 11 ATTACHMENT IF ADDITIONAL SPACE IS NEEDED)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           SPACE FOR OFFICE USE ONLY

                              FILING #0001917035 PG 04 OF 07 VOL B-00233
                                 FILED 11/23/1998 12:20 PM PAGE 02565
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE

--------------------------------------------------------------------------------
4. VOTE INFORMATION (CHECK AND COMPLETE A. OR B.)

--------------------------------------------------------------------------------

  X  A.    THE INSURANCE COMPANY HAS AUTHORITY TO ISSUE CAPITAL STOCK. THE
----- RESOLUTION OF REDOMESTICATION WAS ADOPTED BY ITS BOARD OF DIRECTORS AND APPROVED BY ITS SHAREHOLDERS AS FOLLOWS (PROVIDE AT MINIMUM THE TOTAL NUMBER OF SHAREHOLDER VOTES CAST IN FAVOR OF THE RESOLUTION AND THE TOTAL NUMBER OF VOTES CAST AGAINST THE RESOLUTION OR IF NO SHAREHOLDER APPROVAL WAS REQUIRED, PROVIDE A STATEMENT TO THAT EFFECT):


Shareholder votes cast in favor             Shareholder votes cast against
-------------------------------             ------------------------------

           10,000                                         -0-





--------------------------------------------------------------------------------

     B.    THE CORPORATION IS A MUTUAL INSURANCE COMPANY. THE RESOLUTION OF
----- REDOMESTICATION WAS ADOPTED BY ITS BOARD OF DIRECTORS AND APPROVED BY ITS MEMBERS AS FOLLOWS (PROVIDE AT MINIMUM THE TOTAL NUMBER OF MEMBER VOTES CAST IN FAVOR OF THE RESOLUTION AND THE TOTAL NUMBER OF VOTES CAST AGAINST THE RESOLUTION OR IF NO MEMBERSHIP APPROVAL WAS REQUIRED, PROVIDE A STATEMENT TO THAT EFFECT):












--------------------------------------------------------------------------------
                        5. CERTIFICATE OF INCORPORATION


       THE CORPORATI0N'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               IS ATTACHED HERETO.
--------------------------------------------------------------------------------
                                  6. EXECUTION

--------------------------------------------------------------------------------

                    Signed this 30th day of September, 1998
                                ----        ---------    --
--------------------------------------------------------------------------------

                                      Senior Vice President,
                                      General Counsel and
 Lynda Godkin                         Corporate Secretary      /s/ Lynda Godkin
--------------------------------------------------------------------------------
  PRINT OR TYPE NAME OF SIGNATORY     CAPACITY OF SIGNATORY        SIGNATURE
--------------------------------------------------------------------------------

                              FILING #0001917035 PG 05 OF 07 VOL B-00233
                                 FILED 11/23/1998 12:20 PM PAGE 02566
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE


                                  SCHEDULE "A"

A. The corporation was incorporated on July 9, 1965 in the City of Trenton, State of New Jersey.

B. At the time of Incorporation, the corporation's name was American Eagle Life Insurance Company. On June 26, 1978, an Amendment to Certificate of Incorporation was filed, changing the name to Crum & Forster Life Insurance Company. On February 8, 1980, an Amendment to the Certificate of Incorporation was filed changing the name to Charter Security Life Insurance Company. On June 27, 1985, an Amendment to the Certificate of Incorporation was filed changing the name to Met Life Security Insurance Company. On
   June 21, 1991, an Amendment to the Certificate of Incorporation was filed changing the name to Alpine Life Insurance Company.

C. By letter dated September 11, 1998, the Insurance Department of the State of New Jersey has approved the corporation's request for a change in domicile to Connecticut in accordance with the laws of the States of New Jersey and Connecticut.

                              FILING #0001917035 PG 06 OF 07 VOL B-00233
                                 FILED 11/23/1998 12:20 PM PAGE 02567
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE


                         ALPINE LIFE INSURANCE COMPANY

                       CERTIFICATE AMENDING AND RESTATING
                          CERTIFICATE OF INCORPORATION
            BY ACTION OF THE BOARD OF DIRECTORS AND SOLE SHAREHOLDER


1.    The name of the corporation is Alpine Life Insurance Company.

2. The Certificate of Incorporation is amended and restated by the following resolution of each of the Board of Directors and the Sole Shareholder of the corporation:

      RESOLVED, that the Certificate of Incorporation is hereby amended and restated to read as follows:

            Section 1. The name of the corporation is Alpine Life Insurance Company.

            Section 2. The duration of the corporation shall be perpetual.

            Section 3. The corporation shall have the purposes and powers to write any and all forms of insurance which any other corporation now or hereafter chartered in Connecticut and empowered to do an insurance business may now or hereafter may lawfully do; to accept and to cede reinsurance; to issue policies and contracts for any kind or combinations of kinds of insurance; to issue policies or contract either with or without participation in profits; to acquire and hold any or all of the shares or other securities of any insurance corporation or any other kind of corporation; and to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act. The corporation is authorized to exercise the powers herein granted in any state, territory or jurisdiction of the United States or in any foreign country.

            Section 4. The capital stock of said corporation shall be two million five hundred thousand dollars ($2,500,000) divided into ten thousand (10,000) shares of common capital stock with a par value of two hundred fifty dollars ($250) each. The corporation shall commence business with a capitol and surplus of not less than four million dollars ($4,000,000).

                              FILING #0001917035 PG 07 OF 07 VOL B-00233
                                 FILED 11/23/1998 12:20 PM PAGE 02568
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE


            Section 5. The street address of the corporation's principal and registered office in the State of Connecticut is 200 Hopmeadow Street, Simsbury, Connecticut 06089. The corporation's registered agent is Lynda Godkin. The registered agent's business address is 200 Hopmeadow Street, Simsbury, Connecticut 06089 and her residence address is 11 Duncaster Wood Road, Granby, Connecticut 06035.

            Section 6. No shareholder shall, because of his ownership of shares, have a preemptive or other right to purchase, subscribe for, or take any part of any shares or any part of the notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of this corporation issued, optioned, or sold by it after its incorporation.

3. The above resolution was consented to by the Board of Directors and the Sole Shareholder of the Corporation. The number of shares of the Corporation's common capital stock entitled to vote thereon was 10,000 and the vote required for adoption was 6,666 shares. The vote favoring adoption was 10,000 shares, which is the greatest vote required to pass the resolution.

Dated at Simsbury, Connecticut this 30th day of September, 1998

We hereby declare, under penalty of false statement, that the statements made in the foregoing Certificate are true.


                                        ALPINE LIFE INSURANCE COMPANY


                                        By: /s/ Lynda Godkin
                                            -----------------------------------
                                            Lynda Godkin, Senior Vice President
                                            and Corporate Secretary

                            CERTIFICATE OF AMENDMENT
                               STOCK CORPORATION
                      OFFICE OF THE SECRETARY OF THE STATE
    30 TRINITY STREET / P.O. BOX 150470 / HARTFORD, CT 06115-0470 /NEW/1-97
--------------------------------------------------------------------------------
                           SPACE FOR OFFICE USE ONLY

                              FILING #0002055684 PG 01 OF 05 VOL B-00308
                                 FILED 12/22/1999 10:05 AM PAGE 02979
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
1. NAME OF CORPORATION:

   Alpine Life Insurance Company

--------------------------------------------------------------------------------

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A., B. OR C.):

   x   A. AMENDED.
-------

       B. AMENDED AND RESTATED.
-------

       C. RESTATED.
-------

--------------------------------------------------------------------------------
3. TEXT OF EACH AMENDMENT / RESTATEMENT:

          The Amended and Restated Certificate of Incorporation is amended by the following resolution recommended by the Board of Directors on December 14, 1999 and adopted by the Sole Shareholder on December 14, 1999:

                RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company be amended by changing the name of the Company in each place that such name therein appears, such that the new name of the Company shall be

                          HART LIFE INSURANCE COMPANY

                such change to become effective as soon as is practicable. All other sections of the Amended and Restated Certificate of Incorporation shall remain unchanged and continue in full force and effect.






   (PLEASE REFERENCE AN 8 1/2 X 11 ATTACHMENT IF ADDITIONAL SPACE IS NEEDED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           SPACE FOR OFFICE USE ONLY

                              FILING #0002055684 PG 02 OF 05 VOL B-00308
                                 FILED 12/22/1999 10:05 AM PAGE 02980
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE


--------------------------------------------------------------------------------
4. VOTE INFORMATION (CHECK A., B. OR C.)

   x   A. THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:
-------

 (SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT. SECTION 33-800
                     AS AMENDED IN THE SPACE PROVIDED BELOW)


          The number of outstanding shares of the Corporation's common capital stock entitled to vote thereon was 10,000. The vote favoring adoption was 10,000 shares, which was sufficient for approval of the resolution.











--------------------------------------------------------------------------------

       B. THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WITHOUT
-------   SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

       C. THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT SHAREHOLDER
-------   ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

--------------------------------------------------------------------------------
                                  5. EXECUTION

--------------------------------------------------------------------------------

                     Dated this 14th day of December, 1999
                                ----        --------    --
--------------------------------------------------------------------------------


                                         Assistant
  Thomas A. Klee                     Corporate Secretary    /s/ Thomas A. Klee
--------------------------------------------------------------------------------
 PRINT OR TYPE NAME OF SIGNATORY    CAPACITY OF SIGNATORY        SIGNATURE
--------------------------------------------------------------------------------

                              FILING #0002055684 PG 03 OF 05 VOL B-00308
                                 FILED 12/22/1999 10:05 AM PAGE 02981
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE

                         ALPINE LIFE INSURANCE COMPANY

                           UNANIMOUS WRITTEN CONSENT
                                     OF THE
                                SOLE SHAREHOLDER

     HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY, being the sole shareholder of ALPINE LIFE INSURANCE COMPANY, (the "Company") hereby consents in accordance with Section 33-698 of the Connecticut Business Corporation Act, through the undersigned officer, to the following resolutions, such action to have the same force and effect as if taken at a meeting of the Shareholders of the Company duly called and held for such purpose:

CHANGE OF CORPORATE NAME
------------------------

     WHEREAS, the undersigned sole shareholder deems it in the best interest of the Company to change the Company's name by amending the Amended and Restated Certificate of Incorporation; and

     WHEREAS, the Board of Directors of the Company has adopted resolutions recommending such amendment;

     NOW, THEREFORE, BE IT

     RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company be amended by changing the name of the Company in each place that such name therein appears, such that the new name of the Company shall be

                          HART LIFE INSURANCE COMPANY

     such change to become effective as soon as is practicable. All other sections of the Amended and Restated Certificate of Incorporation shall remain unchanged and continue in full force and effect; and be it further

     RESOLVED, that the Board of Directors and officers of the Company are, and each of the officers acting singly is, authorized and directed to prepare and file the Certificate of Amendment and to do all acts and things and to sign, seal, execute, acknowledge, certify, file, deliver and record all papers, instruments, documents, agreements and certificates, and to pay all charges, fees, taxes and other expenses, as they or any of them may determine from time to time to be necessary or appropriate in order to effectuate the purposes of the foregoing resolution in each jurisdiction in which the Company is authorized, qualified or licensed to do business.

                              FILING #0002055684 PG 04 OF 05 VOL B-00308
                                 FILED 12/22/1999 10:05 AM PAGE 02982
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE

     IN WITNESS WHEREOF, the undersigned has executed this Consent as of the 14th day of December, 1999, the effective date of this action.



                                HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY


                                By: /s/ Lowndes A. Smith
                                   ---------------------------------------------
                                   Name: Lowndes A. Smith
                                   Title: President and Chief Executive Officer

                              STATE OF CONNECTICUT
[COAT OF ARMS]
                              INSURANCE DEPARTMENT


                              FILING #0002055684 PG 05 OF 05 VOL B-00308
                                 FILED 12/22/1999 10:05 AM PAGE 02983
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE


     THIS IS TO CERTIFY, THAT the Certificate of Amendment to the Certificate of Incorporation of Alpine Life Insurance Company, with respect to the change of name to Hart Life Insurance Company, has been reviewed and approved.









                              WITNESS MY HAND AND OFFICIAL SEAL, AT HARTFORD,
                                            THIS 21ST DAY OF DECEMBER, 1999


                                                /s/ George M. Reider, Jr.

                                                 Insurance Commissioner

                              FILING #0002135633 PG 01 OF 05 VOL B-00350
                                 FILED 07/25/2000 08:30 AM PAGE 02170
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE


                              STATE OF CONNECTICUT
[COAT OF ARMS]
                              INSURANCE DEPARTMENT




THIS IS TO CERTIFY, THAT the attached Amended Certificate of Incorporation of Hart Life Insurance Company has been filed with the Insurance Department.








                              WITNESS MY HAND AND OFFICIAL SEAL, AT HARTFORD,
                                            THIS 17TH DAY OF JULY, 2000


                                                 /s/ Susan F. Cogswell

                                                 Insurance Commissioner

                            CERTIFICATE OF AMENDMENT
                               STOCK CORPORATION
                      OFFICE OF THE SECRETARY OF THE STATE
  30 TRINITY STREET / P.O. BOX 150470 / HARTFORD, CT 06115-0470 /REV. 12/1999

--------------------------------------------------------------------------------
                            SPACE FOR OFFICE USE ONLY
                              FILING #0002135633 PG 02 OF 05 VOL B-00350
                                 FILED 07/25/2000 08:30 AM PAGE 02171
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE


--------------------------------------------------------------------------------
1. NAME OF CORPORATION:

   Hart Life Insurance Company

--------------------------------------------------------------------------------

2. THE CERTIFICATE OF INCORPORATION IS (CHECK A., B. OR C.):


  XX   A. AMENDED.
------

       B. AMENDED AND RESTATED.
------

       C. RESTATED.
------

--------------------------------------------------------------------------------
3. TEXT OF EACH AMENDMENT / RESTATEMENT:

   See Attachment A













   (PLEASE REFERENCE AN 8 1/2 X 11 ATTACHMENT IF ADDITIONAL SPACE IS NEEDED)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            SPACE FOR OFFICE USE ONLY
                              FILING #0002135633 PG 03 OF 05 VOL B-00350
                                 FILED 07/25/2000 08:30 AM PAGE 02172
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE



--------------------------------------------------------------------------------
4. VOTE INFORMATION (CHECK A., B. OR C.):

  XX   A. THE RESOLUTION WAS APPROVED BY SHAREHOLDERS AS FOLLOWS:
------

 (SET FORTH ALL VOTING INFORMATION REQUIRED BY CONN. GEN. STAT. SECTION 33-800
                     AS AMENDED IN THE SPACE PROVIDED BELOW)


       The number of outstanding shares of the Corporation's common capital stock entitled to vote thereon was 10,000. The vote favoring adoption was 10,000 shares, which was sufficient for approval of the resolution.










--------------------------------------------------------------------------------

       B. THE AMENDMENT WAS ADOPTED BY THE BOARD OF DIRECTORS WITHOUT
------    SHAREHOLDER ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

       C. THE AMENDMENT WAS ADOPTED BY THE INCORPORATORS WITHOUT SHAREHOLDER
------    ACTION. NO SHAREHOLDER VOTE WAS REQUIRED FOR ADOPTION.

--------------------------------------------------------------------------------
                                 5. EXECUTION:

--------------------------------------------------------------------------------

                        Dated this 5th day of May, 2000.
                                   ---        ---    --
--------------------------------------------------------------------------------

 Lynda Godkin                       Corporate Secretary       /s/ Lynda Godkin
--------------------------------------------------------------------------------
  PRINT OR TYPE NAME OF SIGNATORY     CAPACITY OF SIGNATORY        SIGNATURE
--------------------------------------------------------------------------------

                              FILING #0002135633 PG 04 OF 05 VOL B-00350
                                 FILED 07/25/2000 08:30 AM PAGE 02173
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE


                                  ATTACHMENT A

The Amended and Restated Certificate of Incorporation of Hart Life Insurance Company is amended by the following resolution adopted by the Sole Shareholder on April 28, 2000:

      RESOLVED, that the Amended and Restated Certificate of Incorporation of the Company, as amended to date, be further amended by adding the following Sections 7, 8 and 9 and that all other sections of the Amended and Restated Certificate of Incorporation shall remain unchanged and continue in full force and effect:

            SECTION 7. The personal liability to the corporation or its stockholders of a person who is or was a director of the corporation for monetary damages for breach of duty as a director shall be limited to the amount of the compensation received by the director for serving the corporation during the year of the violation if such breach did not (a) involve a knowing and culpable violation of law by the director, (b) enable the director or an associate, as defined in subdivision (3) of Section 33-840 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time, to receive an improper personal economic gain, (c) show a lack of good faith and a conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (e) create liability under Section 33-757 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time. The personal liability of a person who is or was a director to the corporation or its stockholders for breach of duty as a director shall further be limited to the full extent allowed from time to time by Connecticut law. This Section 7 shall not limit or preclude the liabiliy of a person who is or was a director for any act or omission occurring prior to the effective date hereof. Any lawful repeal or modification of this Section 7 or the adoption of any provision inconsistent herewith by the Board of Directors and the stockholders of the corporation shall not, with respect to a person who is or was a director, adversely affect any limitation of liability, right or protection of such person existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

            SECTION 8. The corporation shall indemnify its directors for liability, as defined in Section 33-770(5) of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time, to any person for any action taken, or any failure to take any action, as a director, except liability that (a) involved a knowing and

                              FILING #0002135633 PG 05 OF 05 VOL B-00350
                                 FILED 07/25/2000 08:30 AM PAGE 02174
                                        SECRETARY OF THE STATE
                                  CONNECTICUT SECRETARY OF THE STATE

            culpable violation of law by the director, (b) enabled the director or an associate (as defined in Section 33-840 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time) to receive an improper personal gain, (c) showed a lack of good faith and conscious disregard for the duty of the director to the corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the corporation, (d) constituted a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the corporation, or (e) created liability under Section 33-757 of the Connecticut Business Corporation Act as in effect on the effective date hereof and as it may be amended from time to time. Notwithstanding the preceding sentence, the corporation shall not be required to indemnify an indemnitee in connection with a proceeding (or part thereof) commenced by the indemnitee against the corporation. This Section 8 shall not affect the indemnification or advance of expenses to a director for any liability stemming from acts or omissions occurring prior to the effective date hereof. Any lawful repeal or modification of this Section 8 or the adoption of any provision inconsistent herewith by the Board of Directors and the stockholders of the corporation shall not, with respect to a person who is or was a director, adversely affect any right to indemnification of such person existing at or prior to the effective date of such repeal, modification or adoption of a provision inconsistent herewith.

            SECTION 9. The corporation shall not be obligated by
            Section 33-771(e) or Section 33-776(d) of the Connecticut Business Corporation Act to indemnify, or advance or reimburse expenses in advance of a final determination, to any current or former director, officer, employee or agent of the corporation who is not a director. However, the corporation may, at the discretion of the board of directors, indemnify, or advance or reimburse expenses to, any current or former director, officer, employee or agent of the corporation who is not a director to the fullest extent permitted by law.